                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K
                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): MARCH 22, 2000
                                                          --------------




                             UNITED AUTO GROUP, INC.
                             -----------------------
             (Exact Name of Registrant as Specified in its Charter)







            DELAWARE                    1-12297                23-3086739
            --------                    -------                ----------
(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
      of Incorporation)                                   Identification Number)


          375 PARK AVENUE                                           10152
          ---------------                                           -----
            NEW YORK, NY                                  (Including Zip Code)
            ------------
  (Address of Principal Executive
              Offices)






                                  212-223-3300
                                  ------------
              (Registrant's Telephone Number, Including Area Code)





                                 NOT APPLICABLE
                                 --------------
              (Former Name or Address, If Changed From Last Report)

ITEM 5.   OTHER EVENTS

On March 22, 2000, United Auto Group, Inc. (the "COMPANY") issued a press release announcing, among other things, its plans to launch a change of control offer to purchase any and all of the outstanding Series A and Series B 11% Senior Subordinated Notes due 2007 (the "Notes") within the next 30 days. The Bank of New York will act on behalf of UnitedAuto as agent for the tender offer. The price to be paid for the Notes purchased in the offer will be 101% of the aggregate principal amount thereof, plus accrued and unpaid interest. As of March 21, 2000, there was $151 million principal amount of these Notes outstanding.

Under the terms of the Notes, UnitedAuto is required to make a change of control offer in the event that any person's beneficial ownership of UnitedAuto voting stock increases above 40%. Due to UnitedAuto's previously announced stock repurchase program, Penske Capital Partners' beneficial ownership has increased above 40%.

The announcement is neither an offer to purchase nor a solicitation of an offer to sell these securities. The change of control offer will be made only by a Change of Control Notice and Offer to Purchase and related Letter of Transmittal.

A copy of the press release is attached hereto as EXHIBIT 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      FINANCIAL STATEMENTS:
         Financial Statements are not required

(b)      PRO FORMA FINANCIAL INFORMATION:
         Pro Forma financial information is not required

(c)      EXHIBITS:

         Exhibit 99.1 - Press Release of United Auto Group, Inc., dated March 22, 2000

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     March 22, 2000                   UNITED AUTO GROUP, INC.


                                            By: /s/ ROBERT H. KURNICK, JR.
                                                --------------------------
                                                    ROBERT H. KURNICK, JR.
                                            Its:    EXECUTIVE VICE PRESIDENT

                                  EXHIBIT INDEX


 EXHIBIT NUMBER         DESCRIPTION OF EXHIBIT          SEQUENTIAL PAGE NUMBER


  EXHIBIT 99.1          Press  Release of United
                        Auto Group, Inc., dated
                        March 22, 2000